Exhibit 16

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Opportunities Trust (the “Trust”), hereby constitute and appoint George R. Aylward, Kevin J. Carr and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Stone Harbor Emerging Markets Corporate Debt Fund, Stone Harbor Emerging Markets Debt Allocation Fund, Stone Harbor Emerging Markets Debt Fund, Stone Harbor High Yield Bond Fund, Stone Harbor Local Markets Fund and Stone Harbor Strategic Income Fund into Virtus Stone Harbor Emerging Markets Corporate Debt Fund, Virtus Stone Harbor Emerging Markets Debt Allocation Fund, Virtus Stone Harbor Emerging Markets Debt Fund, Virtus Stone Harbor High Yield Bond Fund, Virtus Stone Harbor Local Markets Fund and Virtus Stone Harbor Strategic Income Fund and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 10th day of November, 2021.

/s/ Donald C. Burke
George R. Aylward, Trustee	Donald C. Burke, Trustee

/s/ Sidney E. Harris	/s/ John R. Mallin
Sidney E. Harris, Trustee	John R. Mallin, Trustee

/s/ Connie D. McDaniel	/s/ Philip R. McLoughlin
Connie D. McDaniel, Trustee	Philip R. McLoughlin, Trustee

/s/ Geraldine M. McNamara	/s/ R. Keith Walton
Geraldine M. McNamara, Trustee	R. Keith Walton, Trustee

/s/ Brian T. Zino
Brian T. Zino, Trustee

All signatures need not appear on the same copy of this Power of Attorney.